SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 22, 2011

Penson Worldwide, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32878	75-2896356
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Pacific Avenue, Suite 1400, Dallas, Texas		75201
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code 214-765-1100

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 28, 2011, Penson Worldwide, Inc. (“Company”) issued a news release reporting that the Company entered into an agreement for the acquisition by Pershing Group LLC (“Pershing”), a BNY Mellon company, of the Company’s Australian subsidiary, Penson Financial Services Australia Pty Ltd (“PFSA”). A copy of the press release regarding the sale is attached hereto as Exhibit 99.1.

Pursuant to the Share Purchase Agreement (the “Purchase Agreement”) between the Company and Pershing, Pershing will acquire all of the issued and outstanding shares of PFSA for the purchase price of approximately AUD $33 million, to be adjusted for estimated and final balance sheet calculations in accordance with the terms of the Purchase Agreement.

The closing of the transaction is subject to customary closing conditions and is expected to occur in the fourth quarter of 2011.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release, dated November 28, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENSON WORLDWIDE, INC.

Date: November 28, 2011	/s/ Philip A. Pendergraft
Name: Philip A. Pendergraft
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated November 28, 2011.